Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Fourth Quarter and Record Full Year 2023 Financial Results, Increases Borrowing Capacity with $275 Million Term Loan, and Provides 2024 Guidance
FOURTH QUARTER 2023 FINANCIAL HIGHLIGHTS
•Total revenues increased $25.5 million, or 8.1%, to $339.2 million in Q4 2023 from $313.7 million in Q4 2022.
•Net income was $2.8 million in Q4 2023 compared to $17.1 million in Q4 2022. Results for Q4 2023 include a non-cash unrealized loss of $19.4 million, net of tax, related to the company's investment in a hospital-at-home company(1).
•Adjusted EBITDA(7), a non-GAAP measure, increased $2.3 million, or 5.9%, to $41.4 million in Q4 2023 from $39.0 million in Q4 2022.
•Diluted earnings per share was $0.15 in Q4 2023 compared to $0.85 in Q4 2022. Results for Q4 2023 include the non-cash unrealized loss related to the company's investment in a hospital-at-home company, which had an unfavorable impact of $1.00 on diluted earnings per share in Q4 2023(1).
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.17, or 15.2%, to $1.29 in Q4 2023 from $1.12 in Q4 2022.
FULL YEAR 2023 FINANCIAL HIGHLIGHTS AND 2024 GUIDANCE
•Total revenues increased $229.6 million, or 20.3%, to $1.36 billion for 2023 from $1.13 billion for 2022.
•Revenues within all segments increased; led by Healthcare, the company's largest segment, which increased 26.0% to $674.0 million for 2023, compared to $535.0 million for 2022.
•Net income was $62.5 million for 2023, compared to $75.6 million for 2022. Results for 2023 and 2022 include a non-cash unrealized loss of $19.4 million, net of tax, and a non-cash unrealized gain of $19.8 million, net of tax, respectively, related to the company's investment in a hospital-at-home company(1).
•Adjusted EBITDA(7), a non-GAAP measure, increased $36.5 million, or 27.9%, to $167.3 million for 2023 from $130.8 million for 2022.
•Adjusted EBITDA as a percentage of revenues(7), a non-GAAP measure, increased 70 basis points to 12.3% for 2023 from 11.6% for 2022.
•Diluted earnings per share was $3.19 for 2023, compared to $3.64 for 2022. Results for 2023 and 2022 included the non-cash unrealized loss and non-cash unrealized gain related to the company's investment in
1 In 2019, the Company invested $5 million in a hospital-at-home company as a strategic investment in a valued client relationship that annually produces meaningful implementation projects for Huron's Healthcare segment. As of December 31, 2023, the investment's carrying value was $7.4 million, reflecting a net unrealized gain of $2.4 million on the investment since inception. Huron's ownership percentage in this hospital-at-home company is less than 5%.

a hospital-at-home company, which had an unfavorable impact of $0.99 and a favorable impact of $0.96 on diluted earnings per share in 2023 and 2022, respectively(1).
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $1.48, or 43.1%, to $4.91 for 2023 from $3.43 for 2022.
•Net cash provided by operating activities increased $49.9 million, or 58.4%, to $135.3 million for 2023, compared to $85.4 million for 2022.
•Huron returned $123.6 million to shareholders in 2023 by repurchasing 1.5 million shares of the company's common stock.
•Huron provides full year 2024 guidance, including revenue expectations in a range of $1.46 billion to $1.54 billion.
OTHER HIGHLIGHTS
•Huron amended its credit facility to include a $275 million term loan, which increases the company's capacity for investment and return to shareholders.
•Huron released its 2023 Corporate Social Responsibility Report, which reiterates the company's commitment to shaping a more sustainable future.
•Huron was named a “Best Place to Work” by Glassdoor, one of the world's largest and most influential communities for workplace conversations. Huron secured the 32nd position out of 100 on Glassdoor’s Best Places to Work US Large list, including a 4.5 rating.
•Huron was named a “Best Place to Work for LGBTQ Equality” by the Human Rights Campaign (HRC) Foundation. Huron scored a perfect 100 on the HRC Foundation’s 2023-2024 Corporate Equality Index (CEI), which evaluates employers on corporate policies, culture and social responsibility initiatives, equal employment opportunities and benefits.
CHICAGO - Feb 27, 2024 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the fourth quarter and full year ended December 31, 2023.
“Driven by strong growth across all three operating segments, we achieved record revenues and expanded our operating margins for the third consecutive year. Our fourth quarter performance was consistent with our expectations, culminating in record financial performance for the full year 2023,” said Mark Hussey, chief executive officer and president of Huron. “These results are only possible because of our incredibly talented team and their commitment to making a lasting impact on our clients and our business, while supporting one another in our highly collaborative culture.”
“Our financial performance demonstrates the foundation we have established to continue delivering on our medium-term investor objectives. Our deep industry expertise and leading market positions in healthcare and education, our expanding presence in commercial industries, and our rapidly growing portfolio of digital capabilities position us well to fulfill ongoing market demand and to meet or exceed our medium-term financial objectives for low double-digit revenue growth, increased profitability margins, and higher earnings per share,” added Hussey.

FOURTH QUARTER 2023 RESULTS
Revenues increased $25.5 million, or 8.1%, to $339.2 million for the fourth quarter of 2023, compared to $313.7 million for the fourth quarter of 2022. This revenue growth reflects continued strength in demand in the Digital capability across all segments, highlighted by 19% growth of the Digital capability within the Healthcare segment; and continued growth in the Healthcare and Education segments' Consulting and Managed Services capability.
Net income was $2.8 million for the fourth quarter of 2023, compared to $17.1 million for the same quarter last year. Results for the fourth quarter of 2023 include a non-cash unrealized loss of $19.4 million, net of tax, related to the decrease in fair value of the company's investment in a hospital-at-home company(1). Diluted earnings per share was $0.15 for the fourth quarter of 2023, compared to $0.85 for the fourth quarter of 2022. The non-cash unrealized loss related to the investment had an unfavorable impact of $1.00 on diluted earnings per share in the fourth quarter of 2023.
Fourth quarter 2023 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) was $12.7 million, compared to $34.5 million in the same prior year period. Results for the fourth quarter of 2023 include a non-cash unrealized pre-tax loss of $26.3 million related to the company's strategic investment in a hospital-at-home company(1).
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2023	2022
Amortization of intangible assets	$2,017	$2,702
Restructuring charges	$2,165	$4,953
Other gains, net	$(242)	$(159)
Transaction-related expenses	$55	$—
Unrealized loss on preferred stock investment	$26,262	$—
Tax effect of adjustments	$(8,018)	$(1,986)
Foreign currency transaction losses (gains), net	$440	$(246)
Adjusted EBITDA(7) increased $2.3 million, or 5.9%, to $41.4 million, or 12.2% of revenues, in the fourth quarter of 2023, compared to $39.0 million, or 12.4% of revenues, in the same quarter last year. Adjusted net income(7) increased $2.5 million, or 11.0%, to $25.1 million, or $1.29 per diluted share, for the fourth quarter of 2023, compared to $22.6 million, or $1.12 per diluted share, for the same quarter in 2022.
The number of revenue-generating professionals(2) increased 14.2% to 5,519 as of December 31, 2023 from 4,832 as of December 31, 2022. The utilization rate(6) of the company's Consulting capability was 76.8% during the fourth quarter 2023, compared to 80.6% during the same period last year. The utilization rate(6) for the company's Digital capability increased to 80.5% during the fourth quarter 2023, compared to 69.4% during the same period last year.
FULL YEAR 2023 RESULTS
Revenues increased $229.6 million, or 20.3%, to $1.36 billion for full year 2023, compared to $1.13 billion for full year 2022. This revenue growth was highlighted by 22.6% growth in the Consulting and Managed Services capability and 17.3% growth in the Digital capability in the aggregate across all industries; and reflects the company's focus on accelerating growth in the healthcare and education industries and growing its presence in commercial industries.
Net income was $62.5 million for full year 2023, compared to $75.6 million for full year 2022. Results for full year 2023 include a non-cash unrealized loss of $19.4 million, net of tax, related to the company's investment in a hospital-at-home company; and results for full year 2022 include a non-cash unrealized gain of $19.8 million, net of tax, related to the same investment(1). Diluted earnings per share was $3.19 for full year 2023, compared to $3.64 for full year 2022. The non-cash unrealized loss related to the investment had an unfavorable impact of $0.99 on diluted earnings per share in 2023, and the non-cash unrealized gain had a favorable impact of $0.96 on diluted earnings per share in 2022.
EBITDA(7) for full year 2023 was $129.1 million, and included a non-cash unrealized pre-tax loss of $26.3 million related to the company's investment in a hospital-at-home company. EBITDA for full year 2022 was $148.7 million and included a non-cash unrealized pre-tax gain of $27.0 million, related to the same investment in a hospital-at-home company(1).
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2023	2022
Amortization of intangible assets	$8,219	$11,198
Restructuring charges	$11,550	$9,909
Other gains, net	$(444)	$(193)
Transaction-related expenses	$357	$50
Unrealized loss (gain) on preferred stock investment	$26,262	$(26,964)
Tax effect of adjustments	$(12,175)	$1,590
Foreign currency transaction losses (gains), net	$476	$(655)
Adjusted EBITDA(7) increased $36.5 million, or 27.9%, to $167.3 million, or 12.3% of revenues, for full year 2023, compared to $130.8 million, or 11.6% of revenues, for full year 2022. Adjusted net income(7) increased $25.1 million, or 35.3%, to $96.2 million, or $4.91 per diluted share, for full year 2023, compared to $71.1 million, or $3.43 per diluted share, for full year 2022.
The number of revenue-generating professionals(2) increased 14.2% to 5,519 as of December 31, 2023 from 4,832 as of December 31, 2022. The utilization rate(6) of the company's Consulting capability increased to 76.6% for full year 2023, compared to 75.2% for full year 2022. The utilization rate(6) of the company's Digital capability increased to 75.3% for full year 2023, compared to 71.0% for full year 2022.
Additionally, in 2023, Huron repurchased 1,461,815 shares of the company's common stock for $123.6 million, representing 7.4% of our common stock outstanding as of December 31, 2022.
OPERATING INDUSTRIES
The company’s year-to-date 2023 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (49%); Education (32%); and Commercial (19%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended December 31, 2023.
OUTLOOK FOR 2024
Based on currently available information, the company provided guidance for full year 2024 revenues before reimbursable expenses to a range of $1.46 billion to $1.54 billion. The company also anticipates adjusted EBITDA as a percentage of revenues in a range of 12.8% to 13.3% and non-GAAP adjusted diluted earnings per share in a range of $5.35 to $5.95.

2024 TERM LOAN
On February 26, 2024, Huron amended its senior secured credit facility to include a $275 million term loan in addition to the existing $600 million revolving credit facility, both of which mature on November 15, 2027. The amendment to include the term loan was led by Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and PNC Bank, National Association, and provides additional flexibility to support Huron's growth strategy and balanced approach to capital deployment. The proceeds from the term loan will be used to reduce borrowings under the company's revolving credit facility, which increases the company's capacity for investment.
Additional details regarding the term loan are included in Huron’s Current Report on Form 8-K filed with the Securities and Exchange Commission. The Form 8-K is available on Huron’s website at http://ir.huronconsultinggroup.com.
FOURTH QUARTER 2023 WEBCAST
The company will host a webcast to discuss its financial results today, February 27, 2024, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2023 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues and reimbursable expenses:
Revenues	$339,228	$313,711	$1,362,060	$1,132,455
Reimbursable expenses	10,777	7,472	36,695	26,506
Total revenues and reimbursable expenses	350,005	321,183	1,398,755	1,158,961
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	234,342	216,033	942,697	785,881
Reimbursable expenses	10,524	7,422	36,766	26,671
Selling, general and administrative expenses	66,833	60,495	257,488	209,381
Restructuring charges	2,165	4,953	11,550	9,909
Depreciation and amortization	6,285	6,781	24,906	27,359
Total operating expenses	320,149	295,684	1,273,407	1,059,201
Operating income	29,856	25,499	125,348	99,760
Other income (expense), net:
Interest expense, net of interest income	(4,427)	(4,130)	(19,573)	(11,883)
Other income (expense), net	(23,661)	2,001	(21,880)	20,700
Total other income (expense), net	(28,088)	(2,129)	(41,453)	8,817
Income before taxes	1,768	23,370	83,895	108,577
Income tax expense	(1,064)	6,286	21,416	33,025
Net income	$2,832	$17,084	$62,479	$75,552
Earnings per share:
Net income per basic share	$0.15	$0.88	$3.32	$3.73
Net income per diluted share	$0.15	$0.85	$3.19	$3.64
Weighted average shares used in calculating earnings per share:
Basic	18,510	19,470	18,832	20,249
Diluted	19,389	20,159	19,601	20,746
Comprehensive income (loss):
Net income	$2,832	$17,084	$62,479	$75,552
Foreign currency translation adjustments, net of tax	795	(157)	512	(1,890)
Unrealized gain (loss) on investment, net of tax	4,735	(3,428)	7,811	(6,146)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(3,381)	257	(3,615)	9,315
Other comprehensive income (loss)	2,149	(3,328)	4,708	1,279
Comprehensive income	$4,981	$13,756	$67,187	$76,831

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$12,149	$11,834
Receivables from clients, net	162,566	147,852
Unbilled services, net	190,869	141,781
Income tax receivable	6,385	960
Prepaid expenses and other current assets	28,491	26,057
Total current assets	400,460	328,484
Property and equipment, net	23,728	26,107
Deferred income taxes, net	2,288	1,554
Long-term investments	75,414	91,194
Operating lease right-of-use assets	24,131	30,304
Other non-current assets	92,336	73,039
Intangible assets, net	18,074	23,392
Goodwill	625,711	624,966
Total assets	$1,262,142	$1,199,040
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,074	$14,254
Accrued expenses and other current liabilities	33,087	27,268
Accrued payroll and related benefits	225,921	171,723
Current maturities of operating lease liabilities	11,032	10,530
Deferred revenues	22,461	21,909
Total current liabilities	302,575	245,684
Non-current liabilities:
Deferred compensation and other liabilities	35,665	33,614
Long-term debt	324,000	290,000
Operating lease liabilities, net of current portion	38,850	45,556
Deferred income taxes, net	28,160	32,146
Total non-current liabilities	426,675	401,316
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 21,316,441 and 22,507,159 shares issued, respectively	212	223
Treasury stock, at cost, 2,852,296 and 2,711,712 shares, respectively	(142,136)	(137,556)
Additional paid-in capital	236,962	318,706
Retained earnings	415,027	352,548
Accumulated other comprehensive income	22,827	18,119
Total stockholders’ equity	532,892	552,040
Total liabilities and stockholders’ equity	$1,262,142	$1,199,040

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$62,479	$75,552
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	24,938	27,359
Non-cash lease expense	6,321	6,369
Lease-related impairment charges	6,248	211
Share-based compensation	45,697	30,971
Amortization of debt discount and issuance costs	769	1,169
Allowances for doubtful accounts	421	141
Deferred income taxes	(6,182)	18,784
Gain on sale of property and equipment, excluding transaction costs	(64)	(1,111)
Change in fair value of contingent consideration liabilities	(490)	(359)
Change in fair value of preferred stock investment	26,262	(26,964)
Other, net	—	6
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(15,046)	(25,847)
(Increase) decrease in unbilled services, net	(49,051)	(51,359)
(Increase) decrease in current income tax receivable / payable, net	(5,139)	7,673
(Increase) decrease in other assets	(6,535)	2,532
Increase (decrease) in accounts payable and other liabilities	(6,948)	(13,466)
Increase (decrease) in accrued payroll and related benefits	51,022	32,770
Increase (decrease) in deferred revenues	560	969
Net cash provided by operating activities	135,262	85,400
Cash flows from investing activities:
Purchases of property and equipment	(9,444)	(12,547)
Investment in life insurance policies	(3,074)	(872)
Distributions from life insurance policies	2,956	3,377
Purchases of businesses	(1,613)	(3,448)
Capitalization of internally developed software costs	(25,742)	(11,752)
Proceeds from note receivable	154	154
Proceeds from sale of property and equipment	111	4,753
Divestiture of business	—	207
Net cash used in investing activities	(36,652)	(20,128)
Cash flows from financing activities:
Proceeds from exercises of stock options	2,524	1,421
Shares redeemed for employee tax withholdings	(10,536)	(7,795)
Share repurchases	(122,757)	(120,393)
Proceeds from bank borrowings	354,000	314,000
Repayments of bank borrowings	(320,000)	(256,780)
Payments for debt issuance costs	(58)	(2,686)
Deferred payments on business acquisition	(1,500)	(1,875)
Net cash used in financing activities	(98,327)	(74,108)
Effect of exchange rate changes on cash	32	(111)
Net increase (decrease) in cash and cash equivalents	315	(8,947)
Cash and cash equivalents at beginning of the period	11,834	20,781
Cash and cash equivalents at end of the period	$12,149	$11,834

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2023	2022		2023	2022
Healthcare:
Revenues	$171,995	$153,330	12.2%	$673,989	$534,999	26.0%
Operating income	$44,606	$39,786	12.1%	$172,900	$131,227	31.8%
Segment operating margin	25.9%	25.9%		25.7%	24.5%
Education:
Revenues	$103,779	$96,601	7.4%	$429,663	$359,835	19.4%
Operating income	$21,986	$20,076	9.5%	$99,098	$78,924	25.6%
Segment operating margin	21.2%	20.8%		23.1%	21.9%
Commercial:
Revenues	$63,454	$63,780	(0.5)%	$258,408	$237,621	8.7%
Operating income	$14,231	$11,743	21.2%	$54,202	$50,025	8.3%
Segment operating margin	22.4%	18.4%		21.0%	21.1%
Total Huron:
Revenues	$339,228	$313,711	8.1%	$1,362,060	$1,132,455	20.3%
Reimbursable expenses	10,777	7,472	44.2%	36,695	26,506	38.4%
Total revenues and reimbursable expenses	$350,005	$321,183	9.0%	$1,398,755	$1,158,961	20.7%

Segment operating income	$80,823	$71,605	12.9%	$326,200	$260,176	25.4%
Items not allocated at the segment level:
Other operating expenses	45,199	40,083	12.8%	174,762	136,459	28.1%
Restructuring charges	1,323	923	43.3%	8,204	3,686	122.6%
Depreciation and amortization	4,445	5,100	(12.8)%	17,886	20,271	(11.8)%
Total operating income	29,856	25,499	17.1%	125,348	99,760	25.6%
Other income (expense), net	(28,088)	(2,129)	N/M	(41,453)	8,817	N/M
Income before taxes	$1,768	$23,370	(92.4)%	$83,895	$108,577	(22.7)%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (2):
Healthcare	2,270	1,890	20.1%	2,270	1,890	20.1%
Education	1,788	1,579	13.2%	1,788	1,579	13.2%
Commercial (3)	1,461	1,363	7.2%	1,461	1,363	7.2%
Total	5,519	4,832	14.2%	5,519	4,832	14.2%
Revenue by capability:
Consulting and Managed Services (4)	$192,883	$183,638	5.0%	$782,020	$637,994	22.6%
Digital	146,345	130,073	12.5%	580,040	494,461	17.3%
Total	$339,228	$313,711	8.1%	$1,362,060	$1,132,455	20.3%
Number of revenue-generating professionals by capability (at period end)(2):
Consulting and Managed Services (5)	2,648	2,294	15.4%	2,648	2,294	15.4%
Digital	2,871	2,538	13.1%	2,871	2,538	13.1%
Total	5,519	4,832	14.2%	5,519	4,832	14.2%
Utilization rate by capability (6):
Consulting	76.8%	80.6%		76.6%	75.2%
Digital	80.5%	69.4%		75.3%	71.0%

(2)    Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare managed services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(3)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(4)    Managed Services capability revenues within our Healthcare segment was $16.3 million and $20.1 million for the three months ended December 31, 2023 and 2022, respectively; and $70.1 million and $67.6 million for the year ended December 31, 2023 and 2022, respectively.
Managed Services capability revenues within our Education segment was $4.9 million and $4.4 million for the three months ended December 31, 2023 and 2022, respectively; and $19.5 million and $15.7 million for the year ended December 31, 2023 and 2022, respectively.
(5)    The number of Managed Services revenue-generating professionals within our Healthcare segment was 924 and 715 as of December 31, 2023 and 2022, respectively.
The number of Managed Services revenue-generating professionals within our Education segment was 103 and 106 as of December 31, 2023 and 2022, respectively.
(6)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues	$339,228	$313,711	$1,362,060	$1,132,455
Net income	$2,832	$17,084	$62,479	$75,552
Add back:
Income tax expense (benefit)	(1,064)	6,286	21,416	33,025
Interest expense, net of interest income	4,427	4,130	19,573	11,883
Depreciation and amortization	6,489	6,995	25,672	28,233
Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	12,684	34,495	129,140	148,693
Add back:
Restructuring charges	2,165	4,953	11,550	9,909
Other gains, net	(242)	(159)	(444)	(193)
Transaction-related expenses	55	—	357	50
Unrealized loss (gain) on preferred stock investment	26,262	—	26,262	(26,964)
Foreign currency transaction losses (gains), net	440	(246)	476	(655)
Adjusted EBITDA (7)	$41,364	$39,043	$167,341	$130,840
Adjusted EBITDA as a percentage of revenues (7)	12.2%	12.4%	12.3%	11.6%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income	$2,832	$17,084	$62,479	$75,552
Weighted average shares - diluted	19,389	20,159	19,601	20,746
Diluted earnings per share	$0.15	$0.85	$3.19	$3.64
Add back:
Amortization of intangible assets	2,017	2,702	8,219	11,198
Restructuring charges	2,165	4,953	11,550	9,909
Other gains, net	(242)	(159)	(444)	(193)
Transaction-related expenses	55	—	357	50
Unrealized loss (gain) on preferred stock investment	26,262	—	26,262	(26,964)
Tax effect of adjustments	(8,018)	(1,986)	(12,175)	1,590
Total adjustments, net of tax	22,239	5,510	33,769	(4,410)
Adjusted net income (7)	$25,071	$22,594	$96,248	$71,142
Adjusted weighted average shares - diluted	19,389	20,159	19,601	20,746
Adjusted diluted earnings per share (7)	$1.29	$1.12	$4.91	$3.43

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.